                                                                   Exhibit 10.10


                              AMENDMENT NUMBER ONE
                             TO EMPLOYMENT AGREEMENT

         This AMENDMENT NUMBER ONE TO EMPLOYMENT AGREEMENT (this "Amendment") is entered into as of this 20th day of October, 1998, among ELDORADO BANK (the "Employer") and RICHARD KORSGAARD (the "Employee").


                                 R E C I T A L S

         A. Employer and Employee have entered into an Employment Agreement effective October 20, 1995 (the "Original Employment Agreement").

         B. Employer and Employee desire to amend the Original Employment Agreement as hereinafter provided.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby amend the Original Employment Agreement as follows:


Section 1. EMPLOYMENT. The Original Employment Agreement stipulates that the Employer hereby employs Employee as an Executive Vice President with the responsibilities set forth in the job description attached hereto (dated May, 1995.) Employer and Employee desire to update this job description to one dated October, 1998, attached hereto.


Section 2. TERM. The TERM section of the Original Employment Agreement shall be deleted in its entirety and replaced with:

         TERM. The Employer hereby employs Employee, and Employee hereby accepts employment, on the terms and conditions hereinafter provided for a period of three (3) years beginning on October 20, 1998 and ending October 19, 2001 (the "Initial Term"). This Agreement shall be deemed to be extended automatically for successive one (1) year periods following the expiration of the Initial Term unless either the Employer or Employee, by written notice to the other given at least one (1) year prior to the expiration of the Initial Term or any extension thereof, as the case may be, notifies the other party of its intent not to extend this Agreement.


Section 3. COMPENSATION. The Original Employment Agreement stipulates that the Employer agrees to pay Executive a base salary of one hundred twenty-five thousand dollars ($125,000) per year. This shall be amended to "pay Employee a base salary of one hundred thirty-two thousand two hundred dollars ($132,200) per year effective the date of this AMENDMENT NUMBER ONE TO EMPLOYMENT AGREEMENT.


Section 4. REIMBURSEMENT. The REIMBURSEMENT section of the Original Employment Agreement shall be deleted in its entirety and replaced with:

         REIMBURSEMENT. Employer agrees to reimburse Employee for all ordinary and necessary business-related expenses incurred by Employee on behalf of Employer, including entertainment, meals, business-related mileage and travel expenses. Employee shall provide to Employer records substantiating the business purpose of such expenses. Any costs incurred by Employee for conventions, meetings and seminars will be reimbursed as well a special social entertainment expenses, provided the Chief Executive Officer or President of Employer approves such.

         Employer agrees to pay the monthly member dues for Employee's membership at the Pacific Golf and Country Club.


Section 7. TERMINATION. The TERMINATION section of the Original Employment Agreement shall be deleted in its entirety and replaced with:

         TERMINATION. Employer shall have the right to terminate this Agreement for any of the following reasons by serving written notice upon Employee:

      (a) Willful misconduct or criminal misfeasance in the performance of Employee's duties and obligations as Executive Vice President;

      (b) Illegal conduct, constituting a crime involving moral turpitude, illegal conduct, or conviction of a felony, or any conduct detrimental to the interest of Employer;

      (c) Physical or mental disability rendering Employee incapable of performing his normal and customary duties for a consecutive period of 180 days, or by death. In determining whether Employee is disabled, the Employer may rely upon the written statement provided by a licensed physician acceptable to the Employer. Employee shall allow examination from time to time by any licensed physician selected by the Employer and agreed to by Employee;

      (d) Determination by Employer's Board of Directors that the continued employment of Employee is detrimental to the best interest of Employer, or for any reason, as determined by Employer's Board of Directors and in the sole and absolute discretion of Employer's Board of Directors.

         In the event this Agreement is terminated for any of the reasons specified in the paragraphs (a), (b), or (c) above, Employee will be paid one month's salary calculated as of the date of Employee's termination, plus any pay in lieu of vacation accrued to, but not taken as of the date of termination. Such termination pay shall be considered to be in full and complete satisfaction of any and all rights which Employee may enjoy under the terms of this Agreement other than rights, if any, to exercise any of the stock options vested prior to such termination. All employee benefits provided by the Employer shall cease upon termination of Officer's employment.

         In the event this Agreement is terminated for any reasons specified in paragraph (d), above, Employee shall be entitled to termination pay in the amount of twelve (12) months of the Employee's then current base salary per year at the date of termination. Such termination pay shall be paid in a lump sum and shall be considered to be in full and complete satisfaction of any and all rights which Employee may enjoy under the terms of this Agreement.

         Where termination is pursuant to paragraph (d), above, any pay in lieu of vacation accrued to, but not taken as of the date of termination, will be deemed included in the termination pay. In such case, if the Employee elects under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") to continue to receive any benefits thereunder, the Employer shall reimburse Employee for the amount of such Employee's COBRA payments for the first six (6) months after such termination.

         Employee shall give sixty (60) days prior notice, in writing, to Employer in the event Employee resigns or voluntarily terminates employment.


Section 10. RETURN OF DOCUMENTS. The RETURN OF DOCUMENTS section of the Original Employment Agreement shall be deleted in its entirely and replaced with:

         PROPRIETARY INFORMATION. Employee understands and agrees (a) that Employee will maintain all proprietary and confidential information of the Employer as proprietary and confidential at all times during and after his employment, (b) that Employee will not disclose or communicate such information to any third party or make use of it on his own behalf or on behalf of any third party, and (c) upon his termination, that Employee will promptly deliver all tangible forms or media which Employee may have containing such information to the Employer. For purposes of this Paragraph 6, "information" includes trade secrets and all non-public records, manuals, documents, files, reports, studies, instruments, practices, letters, plans, drawings, computer programs and data, technical data, financial and other business data pertaining to the Employer, its parent companies or subsidiaries, or any of its affiliates, customers, vendors or other persons associated with the Employer. Employee acknowledges and further agrees that the disclosure of such information would be a material breach of this Agreement for which the Employer shall be entitled to any remedies available to it in law or in equity.

         COVENANT NOT TO DISRUPT BUSINESS. Employee hereby covenants and agrees that he will not now, or for a period of one (1) year after the effective date of Employee's termination of employment, disrupt, damage, impair or interfere with the business of the Employer, whether by way of interfering with or soliciting its employees, or disrupting its relationships with customers, representatives, vendors, brokers or otherwise. After termination of employment, Employee is not, however, restricted from being employed by or engaged in a competing business.

         IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.


                                                     /s/ Richard Korsgaard
                                                     ---------------------------
                                                     Richard Korsgaard



                                                     ELDORADO BANK

                                                     By: /s/ Robert Keller
                                                        ------------------------
                                                     Its: Chairman & CEO
                                                         -----------------------

                                 JOB DESCRIPTION
                                 ---------------


NAME:             RICHARD KORSGAARD                  DEPARTMENT:       CONSTRUCTION LENDING DIVISION
JOB TITLE:        EXECUTIVE VICE PRESIDENT           JOB STATUS:       EXEMPT
DATE:             OCTOBER, 1998                      DIRECT REPORTS:   VP/ LOAN OFFICERS
REPORTS TO:       ROBERT KELLER, CHAIRMAN & CEO                        AVP/CONSTRUCTION DISBURSE.
                                                                       ADMIN. ASSISTANT
                                                                       VP/CRA/FAIR LENDING OFFICER


JOB SUMMARY: Directs, plans, manages, monitors, controls, staffs and supervises the activities and operations of the Construction Lending Division of Eldorado Bank, including both Southern and Northern California and the Construction Loan Disbursement Department. Ensures profitability and productivity of this division while maintaining highest quality assets, developing new business and providing quality customer service. Oversees activities of Bank's CRA Officer and ensures that the Bank is in compliance with all CRA related rules, guidelines, laws and regulations.

NATURE AND SCOPE: The position oversees the activities of the bankwide Construction Lending Division. Develops and implements sales strategies and programs geared toward the enhancement of the Construction Lending Division's loan portfolio and development of long-lasting customer relationships. Provides guidance and assistance to the division by developing and interpreting policies and procedures, establishing goals and objectives, in conjunction with Executive Management, setting performance standards and ensuring attainment of these performance goals. Oversees CRA for the Bank.

         1.       Management of Construction Lending Division
         2.       Quality and Profitability of Construction Loan Portfolio
         3.       Development and Implementation of Sales Strategies
         4.       Business Development
         5.       Staffing, Training and Communications
         6.       Compliance/Oversees CRA Officer for Bank
         7.       Control of Non-Interest Expense
         8.       Membership in Bank Committees and Outside Organizations/Groups

DUTIES AND RESPONSIBILITIES:

1.    Management of Construction Lending Division

      * Directly supervises the activities of the Construction Lending Division to ensure current level of business is maintained and, through sales efforts, loan portfolio is expanded.

      * Delivers highest level of customer service to customers, branches, departments and divisions.

      * Ensures Bank's underwriting standards are met and credits are prepared and documented in accordance with bank policies and procedures.

      *     Participates in the presentation of loan packages to Loan Committee.

      * Utilizes Central Credit Department to prepare preliminary analyses of customer's financial statements and for new and renewal credit write-ups. Construction Loan Officers may assist in preparation of credit write-ups for more complex credits or if there are significant changes in the financial condition on a renewal.

      * Oversees the activities of the Construction Loan Disbursement Department to ensure that policies and procedures are in place and are followed and maintained.

2.    Quality and Profitability of Construction Loan Portfolio

      *     Regularly reviews loan portfolio and identifies problem credits.

      * Reviews delinquency list and assists in efforts to ensure delinquencies are controlled through sustained follow-up efforts.

      * Approves and rejects loans within lending authority and recommends approval of loans over lending authority.

3.    Development and Implementation of Sales Strategies

      * Establishes and implements Sales Strategies to (1) increase the construction loan portfolio while ensuring the highest level of asset quality and (2) attain and surpass construction loan generation goals.

      * Ensures the Bank's construction loan products/services are competitive and meet the customer's needs.

      *     Sets sales goals for Construction Loan Officers.

      * Reviews, monitors sales performance and trends to ensure the achievement of established goals.

4.    Business Development

      * Develops new business by calling on prospective customers in targeted businesses. Monitors business development efforts of the division and the loan officers to ensure that targeted markets are being penetrated by sales efforts.

      * Identifies core business relationships with established customer groups and creates business development programs to expand Construction Lending activities.

      * Uses ACT software to follow leads and organize business development efforts.

      * Develops and maintains relationships with the community, customers and coordinates with loan officers in making business development calls.

5.    Staffing, Training and Communication

      * Formally reviews and evaluates performance of direct reports at least annually and conducts counseling, as necessary.

      * Establishes department goals and performance standards; ensures they are communicated to staff and are attained.

      * Working with the Human Resources Department, ensures accurate job descriptions are established and reviewed with staff.

      * Ensures the development of staff through cross training and developmental seminars and classes.

      * Conducts employment interviews and staffs department with top performers.

6.    Compliance/Oversees CRA Officer for Bank

      * Ensures that Eldorado Bank and the Construction Loan Division is in compliance with all federal/state laws and regulations, and bank policies and procedures.

      * Works with regulatory agencies, auditors and examiners and responds to exceptions.

      * Participates in civic and community activities to enhance the Bank's visibility and image in the community and reinforce the Bank's commitment to CRA.

      * Oversees the Bank's CRA Program and reports to management and the Board on its implementation. Recommends ways to improve CRA performance to the CRA Committee.

      * Reviews, evaluates and recommends community development loans and investments to management and the board.

7.    Control of Non-Interest Expense

      * Makes concerted effort to control and ultimately reduce department's operating expenses.

      * Promotes productivity and efficiency by continually evaluating how department operates.

      * Coordinates with executive management in strategic planning and budgeting process of the construction loan division and the bank.

8.    Memberships in Bank Committees and Outside Organizations/Groups

      *     Member of Loan and CRA Committees.

      * Member of the Bank's Senior Management group and attends monthly Senior Management meetings.

      *     Member of San Clemente Hospital/Medical Center Board of Trustees.

JOB SPECIFICATIONS:

1. Bachelors degree in Management/Finance or related experience, plus 10-15 years extensive experience in management and/or supervisory capacity.

2. Extensive experience in all areas of lending, with specific expertise in construction and real estate lending.

3. Strong management, organizational, sales/marketing, interpersonal, communication, analytical, problem- solving and negotiation skills. Flexible, results-oriented with a strong sense of urgency.

4.    Proven track record of managing a high quality loan portfolio.

5. Computer literate; knowledge of Excel, Word and financial analysis softwares.


I acknowledge receipt of this job description. I understand that the nature and scope of my duties and responsibilities, as well as Eldorado Bank's expectations, are more comprehensive than what is incorporated in this document.


Richard Korsgaard                                    10/20/98
---------------------------------                    --------------
Signature of Employee                                Date

E. Crouch                                            10/98
---------------------------------                    --------------
Human Resources                                      Date